SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                December 3, 2001
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                              NetSalon Corporation
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Delaware                  0-26375                84-1472120
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number


             2000 Main Street, Suite 202, Fort Myers, Florida  33901
           -----------------------------------------------------------
           Address of Principal Executive Offices             Zip Code



                                (941) 791-3300
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


















ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     (a) On December 3, 2001, NetSalon Corporation (the "Registrant"), engaged Schumacher & Associates, Inc. as its independent accountants for the fiscal year ended June 30, 2002. Also on December 3, 2001, Travis, Wolff & Company, L.L.P. was dismissed as the Registrant's independent accountants.

     (b) Travis, Wolff & Company, L.L.P.'s reports on the Registrant's financial statements for the fiscal year ended June 30, 2001 and the six months ended June 30, 2000, contained no adverse opinion or disclaimer of opinion nor were they qualified as to audit scope or accounting principles. However, they did include a paragraph concerning uncertainties relating to the Registrant's ability to continue as a going concern.

     (c) The Registrant's Board of Directors made the decision to engage Schumacher & Associates, Inc. The Registrant does not have an audit committee.

     (d) In connection with the prior audits for the fiscal year ended June 30, 2001 and the six months ended June 30, 2000, and from June 30, 2001 to December 3, 2001, there have been no disagreements with Travis, Wolff & Company, L.L.P. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (e) The Registrant did not consult with Schumacher & Associates, Inc. with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

     (f) The Registrant has requested that Travis, Wolff & Company, L.L.P. review the disclosures contained herein and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

         Exhibit 16. Letter from Travis, Wolff & Company, L.L.P. (to be filed by amendment upon receipt)

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     TANGIBLEDATA, INC.



Dated: December 3, 2001              By:/s/ Mark Manuel
                                        Mark Manuel, President